EX-28.n

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

WHEREAS, Nationwide Variable Insurance Trust (the “Trust”), a Delaware statutory trust, is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes
NVIT AQR Large Cap Defensive Style Fund	Class I, Class II, Class IV, Class Y
NVIT Government Bond Fund	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund	Class I, Class II, Class IV, Class V, Class Y
NVIT Multi-Manager Small Company Fund	Class I, Class II, Class IV
NVIT BlackRock Equity Dividend Fund	Class I, Class II, Class IV, Class Y
NVIT Federated High Income Bond Fund	Class I
NVIT Amundi Multi Sector Bond Fund	Class I
NVIT Multi-Manager Small Cap Value Fund	Class I, Class II, Class IV
NVIT Mid Cap Index Fund	Class I, Class II, Class Y
NVIT Multi-Manager Small Cap Growth Fund	Class I, Class II
NVIT Emerging Markets Fund	Class I, Class II, Class D, Class Y
NVIT International Equity Fund	Class I, Class II, Class Y
NVIT S&P 500 Index Fund	Class I, Class II, Class IV, Class Y
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P, Class Z
NVIT Investor Destinations Moderate Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class II, Class P
NVIT Investor Destinations Conservative Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P
NVIT American Funds Growth Fund	Class II
NVIT American Funds Global Growth Fund	Class II
NVIT American Funds Asset Allocation Fund	Class II, Class P
NVIT American Funds Bond Fund	Class II
NVIT American Funds Growth-Income Fund	Class II, Class P
NVIT Bond Index Fund	Class I, Class II, Class Y
NVIT Small Cap Index Fund	Class II, Class Y
NVIT International Index Fund	Class I, Class II, Class VIII, Class Y
NVIT Jacobs Levy Large Cap Growth Fund	Class I, Class II
NVIT Allspring Discovery Fund	Class I, Class II
NVIT AllianzGI International Growth Fund	Class I, Class II
NVIT Core Bond Fund	Class I, Class II, Class P, Class Y

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

NVIT BNY Mellon Core Plus Bond Fund	Class I, Class II, Class P, Class Y
NVIT BNY Mellon Sustainable U.S. Equity Fund	Class I, Class II, Class Y
NVIT Neuberger Berman Multi Cap Opportunities Fund	Class I, Class II
NVIT Real Estate Fund	Class I, Class II
NVIT Blueprint Conservative Fund	Class I, Class II
NVIT Blueprint Moderately Conservative Fund	Class I, Class II
NVIT Blueprint Balanced Fund	Class I, Class II
NVIT Blueprint Moderate Fund	Class I, Class II
NVIT Blueprint Capital Appreciation Fund	Class I, Class II
NVIT Blueprint Moderately Aggressive Fund	Class I, Class II
NVIT Blueprint Aggressive Fund	Class I, Class II
NVIT Multi-Manager Mid Cap Value Fund	Class I, Class II
NVIT Short-Term Bond Fund	Class I, Class II, Class P, Class Y
NVIT Columbia Overseas Value Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT BNY Mellon Dynamic U.S. Core Fund	Class I, Class II, Class P, Class Y
NVIT BNY Mellon Dynamic U.S. Equity Income Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT Blueprint Managed Growth Fund	Class I, Class II
NVIT Blueprint Managed Growth & Income Fund	Class I, Class II
NVIT Investor Destinations Managed Growth Fund	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class I, Class II
NVIT Managed American Funds Asset Allocation Fund	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund	Class II
NVIT BlackRock Managed Global Allocation Fund	Class II
NVIT DoubleLine Total Return Tactical Fund	Class I, Class II, Class Y
NVIT iShares® Fixed Income ETF Fund	Class II, Class Y
NVIT iShares® Global Equity ETF Fund	Class II, Class Y
NVIT J.P. Morgan MozaicSM Multi-Asset Fund	Class II, Class Y
NVIT J.P. Morgan U.S. Equity Fund	Class II, Class Y
NVIT GS Large Cap Equity Insights Fund	Class Y
NVIT GS Small Cap Equity Insights Fund	Class Y
NVIT GS International Equity Insights Fund	Class Y
NVIT GS Emerging Markets Equity Insights Fund	Class Y
NVIT U.S. 130/30 Equity Fund	Class Y
NVIT S&P 500® 1-Year Buffer Fund Jan	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Feb	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Mar	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Apr	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund May	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund June	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund July	Class I, Class II, Class Y

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

NVIT S&P 500® 1-Year Buffer Fund Aug	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Sep	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Oct	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Nov	Class I, Class II, Class Y
NVIT S&P 500® 1-Year Buffer Fund Dec	Class I, Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q1	Class I, Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q2	Class I, Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q3	Class I, Class II, Class Y
NVIT S&P 500® 5-Year Buffer Fund Q4	Class I, Class II, Class Y
NVIT J.P. Morgan Digital Evolution Strategy Fund	Class Y
NVIT J.P. Morgan Innovators Fund	Class Y
NVIT J.P. Morgan Large Cap Growth Fund	Class Y
NVIT J.P. Morgan US Technology Leaders Fund	Class Y

*	As approved by the Board of Trustees at its meeting held on March 7-9, 2022.

WHEREAS, Nationwide Fund Advisors (“NFA”) serves as investment adviser for each of the series except for the NVIT American Funds Growth Fund, the NVIT American Funds Global Growth Fund, the NVIT American Funds Asset Allocation Fund, the NVIT American Funds Bond Fund and the NVIT American Funds Growth-Income Fund (collectively, the “American Funds NVIT Funds”);

WHEREAS, Nationwide Fund Distributors LLC (“NFD”) serves as underwriter and Nationwide Fund Management LLC serves as fund administrator for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:

(1)	in the case of Class II, Class D, Class P and Class Z shares of the Funds, fees of not more than 0.25% per annum of average net assets; and

(2)	in the case of Class VIII shares of the NVIT International Index Fund, fees of not more than 0.40% per annum of average net assets.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for fees of not more than 0.25% per annum of the average daily net assets of the Class I, Class II, Class D or Class VIII shares of the Funds; 0.20% of the average daily net assets of the Class IV shares of the Funds; 0.10% of the average daily net assets of the Class V shares of the Funds; 0.13% of the average daily net assets of the Class X and Class Z shares of the NVIT BNY Mellon Dynamic U.S. Equity Income Fund; 0.02% of the average daily net assets of the Class X and Class Z shares of the NVIT Columbia Overseas Value Fund; 0.19% of the average daily net assets of the Class Z shares of the NVIT Investor Destinations Capital Appreciation Fund; and 0.12% of the average daily net assets of the Class Z shares of the NVIT Managed American Funds Asset Allocation Fund. The Administrative Services Plan shall not apply to Class Y or Class P shares of the Funds;

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

WHEREAS, the Class IV shares of the NVIT AQR Large Cap Defensive Style Fund, NVIT BlackRock Equity Dividend Fund, NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Government Bond Fund, NVIT Government Money Market Fund and the NVIT S&P 500 Index Fund will be offered only through the variable insurance products issued by Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company), Nationwide Life Insurance & Annuity Company of America (formerly Provident Mutual Life & Annuity Company of America) and National Life Insurance Company of Vermont which were available on or before April 28, 2003.

WHEREAS, Class V shares of the NVIT Government Money Market Fund will be offered through Corporate Owned Life Insurance products issued by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company.

WHEREAS, Class D shares of the NVIT Emerging Markets Fund will be offered through variable insurance products issued by third party insurance companies that are not affiliated with Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1.

Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to: (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class;

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

(ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2.

Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the fund if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

NATIONWIDE VARIABLE INSURANCE TRUST

RULE 18f-3 PLAN

Effective May 1, 2007

Amended March 9, 2022*

3.

To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

4.

Dividends and distributions paid by a series of the Trust as to each class of its shares, to the extent any dividends or distributions are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount for each such class, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class and will be taken into account in determining the amount of dividends and distributions paid with respect to that class.

5.

Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the NASD Conduct Rules of the Financial Industry Regulatory Authority, Inc.

6.

The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of the Trust.

7.

Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.